     As filed with the Securities and Exchange Commission on November 15, 1995
                                                     Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                             AMCORE FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                                       36-3183870
 (State of incorporation)               (I.R.S. employer identification number)

                               501 SEVENTH STREET
                            ROCKFORD, ILLINOIS 61104
               (Address of principal executive offices)(Zip code)

                              AMCORE FINANCIAL, INC.
               1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full title of the plan)

                                JOHN R. HECHT
                           SENIOR VICE PRESIDENT &
                           CHIEF FINANCIAL OFFICER
                            AMCORE FINANCIAL, INC.
                              501 SEVENTH STREET
                           ROCKFORD, ILLINOIS 61104
                                 (815) 968-2241
(Name, address and telephone number, including area code, of agent for service)

                          -------------------------------

                          CALCULATION OF REGISTRATION FEE

                                       Proposed Maximum    Proposed Maximum
Title of Securities     Amount to be    Offering Price    Aggregate Offering        Amount of
 to be Registered        Registered    per Share (2)(3)       Price (3)        Registration Fee (4)
----------------------------------------------------------------------------------------------------
Common Stock, par value   200,000 (5)        $22.25            $4,450,000               $1,534
$.33 per share (1)

(1) Including Common Stock Purchase Rights which are attached to and trade with the Common Stock (the "Rights").
(2) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the closing sale prices for a share of Common Stock on NASDAQ on November 8, 1995, within five business days prior to filing.
(3)  Estimated solely for the purpose of calculating the registration fee.
(4) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: one-twenty-ninth (1/29) of one percent of the Proposed Maximum Aggregate Offering Price.
(5) Plus such additional number of shares of Common Stock and Rights as may be issuable pursuant to the antidilution and adjustment provisions of the 1994 Stock Option Plan For Non-Employee Directors.
--------------------------------------------------------------------------------
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
                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.


          The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, AMCORE Financial, Inc., a Nevada corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

               (b) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold; and

               (c) The description of the Company's Common Stock contained in the Company's Registration

Statement for such securities filed under the Exchange Act, as modified by the description of the Company's Common Stock Purchase Rights contained in the Company's Registration Statement for such securities filed under the Exchange Act, and any amendments thereto or reports filed for the purpose of updating such description.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Marshall Hill Cassas & de Lipkau, 333 Holcomb Avenue, Suite 300, Reno, Nevada 89505, special counsel to the Company.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 78.751 of the General Corporation Law of Nevada (the "NGCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. Article Eighth of the Company's Articles of Incorporation provides that the Company shall indemnify its directors and its officers, employees and agents, to the fullest extent permitted by the NGCL.

          Section 78.037 of the NGCL permits and Article Eighth of the Company's Articles of Incorporation provides that directors and officers shall have no liability to the Company or its stockholders for damages for breaches of fiduciary duty, except for liability for (i) acts or omissions involving intentional misconduct, fraud, or a knowing violation of law or (ii) the payment of dividends in violation of Section 78.300 of the NGCL.

          Section 78.752 of the NGCL authorizes the purchase of indemnification insurance by the Company. The Company currently maintains a policy insuring, subject to certain exceptions, its directors and officers against liabilities which may be incurred by such persons acting in such capacities.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

          4.1 Rights Agreement dated February 12, 1986, between AMCORE Financial, Inc. and First Wisconsin Trust Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement of Form S-8 (Registration No. 33-77508) filed on April 8, 1994).

          4.2 Amended and Restated Articles of Incorporation of AMCORE Financial, Inc., as amended on May 1, 1990 (incorporated by reference to Exhibit 23 of the Company's Report on Form 10-K for the year ended December 31, 1989).

          5.1 Opinion of Marshall Hill Cassas & de Lipkau regarding the legality of the securities being registered.

          23.1 Consent of Marshall Hill Cassas & de Lipkau (included in Exhibit 5.1).

          23.2 Consent of McGladrey & Pullen, LLP.

          24.1 Powers of Attorney by directors and officers of the Company.

          99.1 AMCORE Financial, Inc. 1994 Stock Option Plan For Non-Employee Directors (incorporated by reference to Exhibit 23 to the Company's Report on Form 10-K for the year ended December 31,
               1993).


ITEM 9.   REQUIRED UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on this 10th day of November, 1995.

                                       AMCORE FINANCIAL, INC.

                                       By:         /s/ John R. Hecht
                                          -------------------------------------
                                                     John R. Hecht
                                               Senior Vice President and
                                                Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on the 10th day of November, 1995, by the following persons in the capacities indicated.

Name                                                  Title
----                                                  -----
     /s/ Carl J. Dargene                        President and Chief
----------------------------------              Executive Officer
       *Carl J. Dargene                         (principal executive
                                                officer)

     /s/ John R. Hecht                          Senior Vice President and
----------------------------------              Chief Financial Officer
        *John R. Hecht                          (principal financial officer and
                                                principal accounting officer)


Directors:     Milton R. Brown,  Carl J. Dargene, Richard C. Dell, Robert A.
               Doyle, Frank A. Fiorenza, Theresa Paulette Gilbert, Lawrence E.
               Gloyd, Robert A. Henry, Ted Ross, Robert J. Smuland, Jack D. Ward and Gary L. Watson


         /s/ Carl J. Dargene
--------------------------------------
           *Carl J. Dargene


           /s/ John R. Hecht
---------------------------------------
             *John R. Hecht


Individually and Attorney-in-Fact*



*Pursuant to authority granted by power of attorney, copies of which are filed herewith.